U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 27, 2007

ECCO ENERGY CORP.
__________________________________________________
(Exact Name of Small Business Issuer as Specified in its Charter)

NEVADA
________________________________________
(State or other Jurisdiction as Specified in Charter)

000-51656	87-0469497
(Commission file number)	(I.R.S. Employer Identification No.)

955 Dairy Ashford
Suite 206
Houston, Texas 77079
_______________________________
(Address of Principal Executive Offices)

713.771.5500
____________________
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On approximately September 27, 2007, ECCO Energy Corp., a Nevada corporation (the “Company”) entered into an agreement (the “Agreement”) with LS Gas LLC, a Delaware limited liability company (“LS Gas”), which is the general partner of Shelf Partners, L.P., a Delaware limited partnership (the “Limited Partnership”), and the limited partners of the Limited Partnership (collectively, LS Gas and the limited partners are known as the “Sellers”). LS Gas, as the general partner of the Limited Partnership, owns a .87% interest in the Limited Partnership and the limited partners collectively own a 99.13% interest in the Limited Partnership. The Limited Partnership is in the oil and gas exploration business and owns certain mineral leases, mineral rights, working interests and other contractual rights.

In accordance with the provisions of the Agreement: (i) the Sellers sold to the Company 100% of the Sellers’ interest in the Limited Partnership (the “Limited Partnership Interests”); (ii) the Company paid to the Sellers consideration in the amount of $5,000,000 payable by the issuance of 1,000,000 shares of Series B Convertible Preferred Stock of the Company (the “Series B Preferred Stock”). The shares of the Series B Preferred Stock will be convertible at the Sellers’ option into shares of the Company’s common stock at a conversion price of $5.00 per share equaling 1,000,000 shares of the common stock of the Company. The further terms, limitations and rights of the Series B Preferred Stock are discussed below.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

On approximately September 30, 2007, the Company filed with the Nevada Secretary of State a First Amended Certificate of Designation of Series B Convertible Preferred Stock designating 1,000,000 shares of the 10,000,000 shares of authorized preferred stock as Series B Preferred Stock, with an initial value of $5.00 (the “Initial Value”). The Series B Preferred Stock had been authorized by the Board of Directors of the Corporation as a new series of preferred stock, which ranks senior and is not subordinated in any respects to the Series A Preferred Stock. So long as any Series B Preferred Stock is outstanding, the Company is prohibited from issuing any series of stock having rights senior to or ranking on parity with the Series B Preferred Stock without the approval of the holders of 2/3’s of the outstanding Series B Preferred Stock. The holders of the outstanding shares of Series B Preferred Stock shall be entitled to receive in preference to the holders of any other shares of capital stock of the Corporation, cumulative dividends when and as if they may be declared by the Board of Directors at a per share equal to 8% per annum of the Initial Value. Additionally, upon occurrence of a liquidation, dissolution or winding up of the Company, the holder of shares of Series B Preferred Stock will be entitled to receive, before any distribution of assets is made to holders of common stock or any other stock of the Company ranking junior to the Series B Preferred Stock Preferred Stock as to dividends or liquidations rights, but only after all distributions to holders of Series B Preferred Stock have been made in an amount per share of Series B Preferred Stock equal to 100% of the Initial Value plus the amount of any accrued but unpaid dividends due for each share of Series B Preferred Stock (the “Liquidation Amount”). Lastly, in addition to the rights discussed above of the holders of the Series B Preferred Stock, at any time after June 15, 2008 and provided a triggering event has occurred, each holder of Series B Preferred Stock shall have the right at such holder’s option to require the Company to redeem for cash all or a portion of such holder’s shares of Series B Preferred Stock at a price per share equal to the Liquidation Amount. A “triggering event” shall mean that the wells owned or operated by the Limited Partnership have generated an aggregate of 1,500,000,000 cubic feet of natural gas.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits

3.01 First Amended Certificate of Designation of Series B Convertible Preferred Stock.

10.1 Agreement dated September 27, 2007 among the Company, LS Gas, LLC and the limited partners.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
ECCO ENERGY CORP.

Date: October 5, 2007	By:	/s/ Samuel Skipper
Name: Samuel Skipper
Title: President/CEO

EXHIBIT 3.01

FIRST AMENDED CERTIFICATE OF DESIGNATION OF

SERIES B CONVERTIBLE PREFERRED STOCK

OF ECCO ENERGY CORP.

Pursuant to Section 78.195 of the Nevada Revised Statutes, ECCO Energy Corp., a Nevada corporation (the “Corporation”), does hereby certify that pursuant to authority contained in the Restated Articles of Incorporation of the Corporation filed with the Nevada Secretary of State on January 19, 2006, the Corporation's Board of Directors has duly adopted the following resolutions designating 1,000,000 of the 10,000,000 shares of preferred stock, $0.001 par value, as Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”) that shall contain the following designations and preferences.

Series B Convertible Preferred Stock

The Series B Convertible Preferred Stock has been authorized by the Board of Directors of the Corporation as a new series of preferred stock, which ranks senior and is not subordinated in any respects to the Series A Preferred Stock. So long as any Series B Convertible Preferred Stock is outstanding, the Corporation is prohibited from issuing any series of stock having rights senior to the Series B Convertible Preferred Stock (“Senior Stock”), without the approval of the holders of 2/3’s of the outstanding Series B Convertible Preferred Stock. Additionally, so long as any Series B Convertible Preferred Stock is outstanding, the Corporation may not, without the approval of the holders of at least 2/3’s of the outstanding Series B Convertible Preferred Stock, issue any series of stock ranking on parity with the Series B Convertible Preferred Stock (“Parity Stock”) as to dividend or liquidation rights or having a right to vote on any matter.

    (a)  Designation and Amount.  Of the 10,000,000 authorized shares of Preferred Stock, $001, par value per share, 1,000,000 shares are hereby designated “Series B Convertible Preferred Stock” and possess the rights and preferences set forth below.

    (b)  Initial Value.  The initial value of each share of Series B Convertible Preferred Stock (the “Series B Initial Value”) is $5.00.

   (c)  Dividends.  The holders of the then outstanding shares of Series B Convertible Preferred Stock shall be entitled to receive, in preference to the holders of any other shares of capital stock of the Corporation, cumulative dividends when and as if they may be declared by the Board out of funds legally available therefore (the “Series B Dividends”), at a per share equal to eight percent (8%) per annum of the Series B Initial Value (based on a 365 day year).  The Series B Dividends shall accrue on the Series B Convertible Preferred Stock commencing on the date of original issuance thereof. All Series B Dividends shall be cumulative, whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.  Dividends paid on shares of Series B Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  Unless full cumulative dividends on the Series B Convertible Preferred Stock have been paid, or declared and sums set aside for the payment thereof, dividends, other than in common stock, $.001 par value per share (“Common Stock”), or other securities of a class or series of stock of the Corporation the terms of which do not expressly provide that it ranks senior to or on a parity with the Series B Convertible Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation, may not be paid, or declared and sums set aside for payment thereof, and other distributions may not be made upon the Common Stock or other shares of capital stock of the Corporation.

    (d)           Liquidation.  Upon occurrence of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary (any such event, a “Liquidating Event”), each holder of shares of Series B Convertible Preferred Stock will be entitled to receive, before any distribution of assets is made to holders of common stock or any other stock of the Corporation ranking junior to the Series B Preferred Stock as to dividends or liquidation rights, but only after all distributions to holders of Series B Preferred Stock as set forth in this Certificate of Designation have been made, an amount per share of Series B Convertible Preferred Stock (this amount, the “Series B Liquidation Amount”) equal to 100% of the Series B Initial Value plus the amount of any accrued but unpaid Series B Dividends due thereon for each share up to the date fixed for distribution. After payment of the full Series B Liquidation Amount, holders of shares of Series B Convertible Preferred Stock will not be entitled to participate any further in any distribution of assets by the Corporation.  If upon occurrence of a Liquidating Event, the assets of the Corporation available for distribution to its stockholders are insufficient to pay the holders of the Series B Convertible Preferred Stock the full Series B Liquidation Amount, holders of Series B Preferred Convertible Stock will share ratably in any distribution of assets so that each such holder receives, per share, the same percentage of the Series B Liquidation Amount.

Subject to applicable law, any non-cash assets of the Corporation that are legally available for distribution upon liquidation, dissolution, or winding up of the Corporation must be promptly liquidated by a liquidating trust or similar entity.

    (e)  Conversion. Each share of Series B Convertible Preferred Stock shall be convertible at anytime at the option of the holder thereof into that number of fully paid and nonassessable shares of Common Stock determined by dividing the Series B Initial Value plus the amount of accrued and unpaid dividends due thereon by the Conversion Price in effect on the date of the conversion.  To convert the Series B Convertible Preferred Stock, the holder thereof shall provide written notice to the Corporation via facsimile and overnight courier setting forth the number of shares of Series B Convertible Preferred Stock being converted and delivery instructions together with certificates evidencing the shares of Series B Convertible Preferred Stock being converted.  The initial Conversion Price shall be $5.00 per share.  The Conversion Price and the number of shares of stock or other securities or property into which the Series B Convertible Preferred Stock is convertible are subject to adjustment from time to time as follows:

(1)                 Reorganization, Merger or Sale of Assets.  If at any time while the Series B Convertible Preferred Stock is outstanding there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation with or into another corporation in which the Corporation is not the surviving entity, or a reverse triangular merger in which the Corporation is the surviving entity but the shares of the Corporation’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Corporation’s properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that a holder of Series B Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series Convertible B Preferred Stock the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon conversion of the Series B Convertible Preferred Stock would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if the Series B Convertible Preferred Stock had been converted immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section (e). The foregoing provisions of this Section (e)(1) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the conversion of the Series B Convertible Preferred Stock. If the per-share consideration payable to the Corporation for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Board of Directors of the Corporation.  In all events, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions of the Series B Convertible Preferred Stock with respect to the rights and interests of the Corporation after the transaction, to the end that the provisions of the Series B Convertible Preferred Stock shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon conversion of the Series B Convertible Preferred Stock.

(2)                 Reclassification. If the Corporation, at any time while the Series B Convertible Preferred Stock, or any portion thereof, remains outstanding, by reclassification of securities or otherwise, shall change any of the securities as to which conversion rights under the Series B Convertible Preferred Stock exist into the same or a different number of securities of any other class or classes, the Series B Convertible Preferred Stock shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the conversion rights under the Series B Convertible Preferred Stock immediately prior to such reclassification or other change and number of shares received upon such conversion shall be appropriately adjusted, all subject to further adjustment as provided in this Section (e).

(3)                 Split, Subdivision or Combination of Shares.  If the Corporation at any time while the Series B Convertible Preferred Stock, or any portion thereof, remains outstanding shall split, subdivide or combine the securities as to which conversion rights under the Series B Convertible Preferred Stock exist, into a different number of securities of the same class, the Conversion Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

(4)                 Adjustments for Dividends in Stock or Other Securities or Property.  If while the Series B Convertible Preferred Stock, or any portion hereof, remains outstanding the holders of the securities as to which conversion rights under the Series B Preferred Stock exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Corporation by way of dividend, then and in each case, the Series B Convertible Preferred Stock shall represent the right to acquire upon conversion, in addition to the number of shares of the security receivable upon conversion of the Series B Convertible Preferred Stock, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Corporation that such holder would hold on the date of such conversion had it been the holder of record of the security receivable upon conversion of the Series B Convertible Preferred Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and/or all other additional stock, other securities or property as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section (e).

(f)           Redemption Option Upon Triggering Event. In addition to all other rights of the holders of Series B Convertible Preferred Stock contained herein, at any time after June 15, 2008, provided there has also occurred a Triggering Event (as defined below), each holder of Series B Convertible Preferred Stock shall have the right, at such holder’s option, to require the Corporation to redeem for cash all or a portion of such holder’s shares of Series B Convertible Preferred Stock at a price per share of Series B Convertible Preferred Stock equal to the Liquidation Amount (for this purpose, the “Triggering Event Redemption Price”).   “Triggering Event” shall mean that the wells owned or operated by Louisiana Shelf Partners, LP, a Delaware limited partnership, have generated an aggregate of 1,500,000,000 cubic feet of natural gas. Within one (1) day after the occurrence of a Triggering Event, the Corporation shall deliver written notice thereof via facsimile and overnight courier (“Notice of Triggering Event”) to each holder of Series B Convertible Preferred Stock. At any time after the earlier of a holder’s receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, any holder of Series B Convertible Preferred Stock then outstanding may require the Corporation to redeem all of the Series B Convertible Preferred Stock by delivering written notice thereof via facsimile and overnight courier (“Notice of Redemption at Option of Buyer Upon Triggering Event”) to the Corporation, which Notice of Redemption at Option of Buyer Upon Triggering Event shall indicate (i) the number of shares of Series B Convertible Preferred Stock that such holder is electing to redeem and (ii) the applicable Triggering Event Redemption Price.  Upon the Corporation’s receipt of a Notice(s) of Redemption at Option of Buyer Upon Triggering Event from any holder of Series B Convertible Preferred Stock, the Corporation shall immediately notify each holder of Series B Convertible Preferred Stock by facsimile of the Corporation’s receipt of such Notice(s) of Redemption at Option of Buyer Upon Triggering Event and each holder which has sent such a notice shall promptly submit to the Corporation such holder’s Series B Convertible Preferred Stock Certificates which such holder has elected to have redeemed. The Corporation shall pay the Triggering Event Redemption Price in cash.  If the Corporation shall fail to redeem all of the Series B Convertible Preferred Stock submitted for redemption (other than pursuant to a dispute as to the arithmetic calculation of the Triggering Event Redemption Price), in addition to any remedy such holder of Series B Convertible Preferred Stock may have under this Certificate of Designation, the Triggering Event Redemption Price payable in respect of such unredeemed Series B Convertible Preferred Stock shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the Corporation pays such unpaid applicable Triggering Event Redemption Price in full to a holder of shares of Series B Convertible Preferred Stock submitted for redemption, such holder shall have the option (the “Void Optional Redemption Option”) to, in lieu of redemption, require the Corporation to promptly return to such holder(s) all of the shares of Series B Convertible Preferred Stock that were submitted for redemption by such holder(s) under this Section (f) and for which the applicable Triggering Event Redemption Price has not been paid, by sending written notice thereof to the Corporation via facsimile (the “Void Optional Redemption Notice”). Upon the Corporation’s receipt of such Void Optional Redemption Notice(s) and prior to payment of the full applicable Triggering Event Redemption Price to such holder, (i) the Notice(s) of Redemption at Option of Buyer Upon Triggering Event shall be null and void with respect to those shares of Series B Convertible Preferred Stock submitted for redemption and for which the applicable Triggering Event Redemption Price has not been paid and (ii) the Corporation shall immediately return any Series B Convertible Preferred Stock submitted to the Company by each holder for redemption under this Section (f).

(g)           Voting Rights.  Except as provided by the Nevada Revised Statutes, the holders of the Series B Convertible Preferred Stock will have no voting rights except as required by law.

The determination of the designation, preferences and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, relating to the Series B Convertible Preferred Stock, was duly made by the Board of Directors pursuant to the provisions of the Restated Articles of Incorporation of the Corporation, and in accordance with the provisions of Section 78-1955 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the Corporation has caused this Designation to be executed this ______ day of October, 2007.

ECCO ENERGY CORP.

By: _______________________________
      Samuel Skipper, President and Chief
      Executive Officer

EXHIBIT 10.1

AGREEMENT

This Agreement ( the “Agreement”) is made as of the 27th day of September, 2007, by and among LS GAS, LLC, a Delaware limited liability company (the “General Partner”), the Limited Partners listed on Exhibit A, (the “Limited Partners” and together with the General Partner, collectively, the “Sellers”), whose address is 111 Presidential Boulevard, Suite 158, Bala Cynwyd, PA 19004, and ECCO Energy Corp., a Nevada corporation (the “Purchaser”) whose address is 955 Dairy Ashford, Suite 206, Houston, Texas 77079.

RECITALS
The General Partner, owns a .87% interest in Louisiana Shelf Partners, L.P., a Delaware limited partnership, (the “Limited Partnership”), and the Limited Partners collectively own a 99.13% interest in the Limited Partnership;

The Limited Partnership is in the oil and gas exploration business and owns certain mineral leases, mineral rights, working interests and other contractual rights (the “Business”); and

The Sellers desires to sell to Purchaser and Purchaser desires to purchase from Sellers all of Sellers’ interests (the “Limited Partnership Interests”) in the Limited Partnership upon the terms and conditions hereinafter set forth.

AGREEMENT

In consideration of the mutual covenants and agreements contained herein, the parties hereto covenant and agree as follows:

1.   PURCHASE AND SALE OF LIMITED PARTNERSHIP INTERESTS.

1.1.           Purchase and Sale.  At the Closing (as hereinafter defined) and subject to the terms and conditions of this Agreement, Purchaser shall purchase from the Sellers, and the Sellers shall sell to Purchaser, One Hundred Percent (100%) of Sellers’ Limited Partnership Interests in the Limited Partnership.

In no event shall Purchaser be liable for any Federal, State or local income taxes of any Seller in respect of periods prior to the Closing or any Federal, State or local income taxes arising from the sale of the Limited Partnership Interests (including any recognition of taxable gain pursuant to Section 1374 of the Internal Revenue Code of 1986, as amended), but Purchaser shall be liable for state sales and transfer taxes arising from the sale of the Limited Partnership Interests. Except as specifically set forth above, Purchaser shall in no event be liable for, any debt, obligation, responsibility, liability or contingent liability of any Seller, or any affiliate or successor of any Seller, or any claim against any of the foregoing, whether known or unknown, contingent or absolute, or otherwise.

           1.2.           Purchase Price.   The consideration to be received by the Sellers hereunder at the Closing for the Limited Partnership ( the “Purchase Price") shall be: Five Million Dollars ($5,000,000) which shall be payable by the issuance of 1,000,000 shares of Series B Convertible Preferred Stock of ECCO Energy Corp. (the “Series B Stock”) to the Sellers as set forth in Schedule 1.2.  The Shares of the Series B Stock will be convertible at the Seller’s option into shares of ECCO Energy Corp. Common Stock at a conversion price of $5.00 per share, equaling 1,000,000 Shares of ECCO Energy Corp Common Stock.  The terms of the Series B Stock are set forth in Schedule 1.3a.

2.   THE CLOSING.

2.1. Closing.  Consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Purchaser in Houston, Texas, commencing at 4:00 p.m., local time, on September 28, 2007 or at such other place, time and date as shall be fixed by mutual agreement between Seller and Purchaser.  The day on which the Closing shall occur is referred to herein as the "Closing Date".

2.2. Closing Procedure. At the Closing, the Sellers shall deliver certificates, if any, evidencing One Hundred Percent (100%) of Sellers’ Limited Partnership Interest in the Limited Partnership, shall execute any and all documents necessary to transfer such Limited Partnership Interests, withdraw as the general partner or as a limited partner, as applicable, of the Partnership, withdraw as parties to the Agreement of Limited Partnership of the Partnership, as amended to date, and take any and all other actions and execute and deliver any and all such other instruments required in order to transfer the Limited Partnership Interests to the Purchaser.  Purchaser shall pay the Sellers the Purchase Price as set forth in Paragraph 1.2 of this Agreement by delivering certificates evidencing 1,000,000 shares of Series B Stock to the Sellers as set forth in Schedule 1.2.

3.   REPRESENTATIONS AND WARRANTIES OF THE GENERAL PARTNER.

The General Partner hereby represents and warrants to Purchaser as follows:

3.1.           Organization and Good Standing.  Louisiana Shelf Partners, L.P. is a limited partnership formed, validly existing and in good standing in the State of Delaware. Louisiana Shelf Partners, L.P. has a valid certificate of authority issued by the Secretary of State of Louisiana and is in good standing in that state.

3.2.           Corporate Power and Authority; Binding Effect.  The Limited Partnership has the power and authority and all material licenses and permits required by governmental authorities to operate and carry on its Business as is currently being conducted in the State of Louisiana, and to execute, deliver and perform this Agreement.  This Agreement has been or will have been duly authorized, executed and delivered by the General Partner and is the legal, valid and binding obligation of the General Partner and enforceable in accordance with its terms except that (i) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

3.3.           Compliance with Other Instruments.  Except as set forth in Schedule 3.3, neither the execution and delivery by the General Partner of this Agreement nor the consummation by it of the transactions contemplated hereby will violate, breach, be in conflict with, or constitute a default under, or permit the termination or the acceleration of maturity of, or result in the imposition of any lien, claim or encumbrance upon any lease, including but not limited to Louisiana State Lease No. 17742, any property or asset of the Limited Partnership, any note, bond, mortgage, deed of trust, evidence of indebtedness, loan or lease agreement, other agreement or instrument, judgment, order, injunction or decree by which the Limited Partnership is bound, to which it is a party or to which any of its assets are subject.

3.4           Consents.  No approval, authorization, consent, order or other action of, or filing with, any governmental authority or administrative agency is required in connection with the execution and delivery by the Sellers of this Agreement or the consummation of the transactions contemplated hereby.  Except as set forth on Schedule 3.4,  no approval, authorization or consent of any other third party is required in connection with the execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby.

3.5.	Financial Statements and Records of the Limited Partnership.

(a)           The General Partner has delivered to the Purchaser true, correct and complete copies of the following (the "Limited Partnership’s Financial Statements"): (i) the unaudited balance sheets of the Limited Partnership as of December 31, 2006, and the related statements of income for the years then ended; and (ii) the unaudited balance sheet of the Limited Partnership as of June 30, 2007 (the "Most Recent Balance Sheet"), and the related statement of income for the 6 months then ended.

(b)           The Limited Partnership’s Financial Statements present fairly the assets, liabilities and financial position of the Limited Partnership as of the dates thereof and the results of operations thereof for the periods then ended and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis with prior periods. The books and records of the Limited Partnership have been and are being maintained in accordance with good business practice, reflect only valid transactions, are complete and correct in all material respects, and present fairly in all material respects the basis for the financial position and results of operations of the Limited Partnership set forth in the Limited Partnership’s Financial Statements.

3.6.           Title to Purchased Assets.  The Limited Partnership has good and marketable fee or leasehold title to the assets listed in Schedule 3.6 attached hereto and made a part herof for all purposes, free and clear of any lien, claim or encumbrance, except as reflected in the Limited Partnership’s Financial Statements, with the exception of:
    (a)           Liens for taxes, assessments or other governmental charges not yet dueand payable;
   (b)    Statutory liens incurred in the ordinary course of business with respect to liabilities that are not yet due and payable;

    (c)    Such imperfections of title and/or encumbrances as are not material in character, amount or extent and do not materially detract from the value or interfere with the use of the properties and assets subject thereto or affected thereby.

3.7.           Absence of Certain Changes.  Except for the transactions contemplated by this Agreement, as set forth in the Limited Partnership’s Financial Statements or in Schedule 3.7, since September 19, 2007, the Limited Partnership has not:

(a)
Suffered any change in its business, results of operations, working capital, assets, liabilities or condition (financial or otherwise) or the manner of conducting its business other than changes in the ordinary course of business that, have not had a material adverse effect on the Limited Partnership;

(b)
Suffered any damage or destruction to or loss of the Purchased Assets not covered by insurance that has a material adverse effect on the business, results of operations, assets or condition (financial or otherwise) of the Limited Partnership;

(c)
Entered into or terminated any material agreement, commitment or transaction, or agreed or made any changes in material leases or agreements, other than renewals or extensions thereof and leases, agreements, transactions and commitments entered into in the ordinary course of business;

3.8.           No Material Undisclosed Liabilities.  There are, to the General Partner’s knowledge, no material liabilities or obligations of the Limited Partnership of any nature, whether absolute, accrued, contingent or otherwise, other than:

(a)           The liabilities and obligations that are fully reflected, accrued or reservedagainst on the Most Recent Balance Sheet, for which the reserves are appropriate andreasonable, or incurred in the ordinary course of business and consistent with pastpractices;

(b)           Liabilities or obligations not required to be disclosed in financialstatements prepared in accordance with generally accepted accounting principles;

(c)           Liabilities of $1,000 or less or

(d)           Liabilities set forth on Schedule 3.8.

3.9.  Tax Liabilities.  The Limited Partnership has filed all federal, state, county and local tax returns and reports required to be filed by it, including those with respect to income, payroll, property, withholding, social security, unemployment, franchise, excise and sales taxes; has either paid in full all taxes that have become due as reflected on any return or report and any interest and penalties with respect thereto or has fully accrued on its books or has established adequate reserves for all taxes payable but not yet due; and has made required cash deposits with appropriate governmental authorities representing estimated payments of taxes, including income taxes and employee withholding tax obligations. No extension or waiver of any statute of limitations or time within which to file any return has been granted to or requested by the Limited Partnership with respect to any tax. No unsatisfied deficiency, delinquency or default for any tax, assessment or governmental charge has been assessed (or, to the knowledge of the Seller, claimed or proposed) against the Limited Partnership, nor has the Seller or Limited Partnership received notice of any such deficiency, delinquency or default.

3.10.           Litigation and Government Claims.  Except as set forth in Schedule 3.10, there are no pending suit, action, litigation, administrative, arbitration or other proceeding or governmental investigation or inquiry, to which the Limited Partnership is a party or to which its assets are subject which would, if decided against the Limited Partnership, individually or in the aggregate, have a material adverse effect on the business, results of operations, assets or the condition, financial or otherwise, of the Limited Partnership.  To the knowledge of the General Partner, there are no such proceedings threatened, contemplated or any basis for any unasserted claims (whether or not the potential claimant may be aware of the claim) which would, if decided against the Limited Partnership, individually or in the aggregate, have a material adverse effect on the business, results of operations, assets or the condition, financial or otherwise, of the Limited Partnership.

3.11.           No Violations or Defaults.  To the knowledge of the General Partner and except as set forth on Schedule 3.11, the Limited Partnership is not in violation of or in default under nor has any event occurred that, with the lapse of time or the giving of notice or both, would constitute a violation of or default under, or permit the termination or the acceleration of maturity of, or result in the imposition of a lien, claim or encumbrance upon any of assets, the Limited Partnership Agreement of the Limited Partnership, as amended to date, or any loan or lease agreement, other agreement or instrument, judgment, order, injunction or decree to which it is a party, by which it is bound, or to which any of its assets is subject, except where such violation or default would not have a material adverse effect on the business, results of operations, assets or the condition, financial or otherwise, of the Limited Partnership.  To the knowledge of the General Partner, there are no existing violations of any law applicable to the Limited Partnership's business that have a material adverse effect on the Limited Partnership 's business, operations, properties, assets or condition.

3.12.           Governmental Licenses.  Schedule 3.12 lists and accurately describes all licenses, permits, orders, approvals, authorizations and filings issued to the Limited Partnership by a governmental or regulatory authority in connection with the lawful ownership and operation of the Limited Partnership 's Business (the "Governmental Licenses"), except where the failure to hold such Governmental License would not have a material adverse effect on the Limited Partnership. The General Partner  has furnished to Purchaser true and accurate copies of all such Governmental Licenses, and each Governmental License is in full force and effect and is valid under applicable federal, state and local laws.

3.17.  Brokers and Finders.  The General Partner has not engaged any person to act or render services as a broker, finder or similar capacity in connection with the transactions contemplated herein and no person has, as a result of any agreement or action by the Seller, any right or valid claim against the Limited Partnership for any commission, fee or other compensation as a broker or finder, or in any similar capacity in connection with the transactions contemplated herein.

4.   REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller represents and warrants, severally and not jointly, to the Purchaser as follows:

4.1           Organization and Good Standing.  The Seller, if not an individual, is a duly organized, validly existing entity and in good standing in the state of its formation.

4.2           Title to the Limited Partnership Interests.  The Seller is the sole record and beneficial owner of the Limited Partnership Interest set forth opposite its name in Exhibit A, free and clear of all liens and encumbrances of any kind and nature, any preemptive rights, co sale rights, rights of first refusal or any other rights of any kind or nature which limit, condition, or restrict in any way Seller’s right to transfer and sell the Limited Partnership Interest.  Seller has the sole power and authority to transfer the Limited Partnership Interest.

4.3.           Power and Authority; Binding Effect.  Seller has the power and authority to execute, deliver and perform this Agreement.  This Agreement has been or will have been duly authorized, executed and delivered by the Seller and is the legal, valid and binding obligation of the Seller enforceable in accordance with its terms except that (i) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

4.3           Consents.  No approval, authorization, consent, order or other action of, or filing with, any governmental authority or administrative agency is required in connection with the execution and delivery by the Seller of this Agreement or the consummation of the transactions contemplated hereby.  Except as set forth on Schedule 3.4,  no approval, authorization or consent of any other third party is required in connection with the execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby.

5.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Purchaser represents and warrants to the Seller as follows:

5.1.           Organization and Good Standing.  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted.

5.2.           Corporate Power and Authority.  Purchaser has the corporate power and authority and all licenses and permits required by governmental authorities to own, lease and operate its properties and assets, to carry on its business as currently being conducted, and has the corporate power and authority and all licenses and permits required by governmental authorities to execute, deliver and perform this Agreement.  Purchaser has all requisite legal and corporate power to enter into, execute and deliver this Agreement and execute the transactions contemplated hereby

5.3.           Binding Effect.  This Agreement has been or will have been duly authorized, executed and delivered by Purchaser and is the legal, valid and binding obligations of Purchaser, enforceable in accordance with its terms except that (i) enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting creditors' rights and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.  The Series B Stock and the shares of Common Stock issuable upon conversion of the Series B Stock have been duly authorized and, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable shares of capital stock of the Purchaser with no personal liability resulting solely from the ownership of such shares of capital stock and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company.

5.4.           Capitalization.  The authorized capital stock of the Purchaser as of the date hereof is set forth on Schedule 5.4 hereto.  All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly and validly authorized and validly issued, fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act, or pursuant to valid exemptions therefrom.  Except as set forth in this Agreement and as set forth on Schedule 5.4 hereto, no shares of Common Stock or any other security of the Purchaser are entitled to preemptive rights, registration rights, rights of first refusal or similar rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Purchaser.  Furthermore, except as set forth in this Agreement and as set forth on Schedule 5.4 hereto, there are no contracts, commitments, understandings, or arrangements by which the Purchaser is or may become bound to issue additional shares of the capital stock of the Purchaser or options, securities or rights convertible into shares of capital stock of the Purchaser.  Except for customary transfer restrictions contained in agreements entered into by the Purchaser in order to sell restricted securities or as provided on Schedule 5.4 hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities.  Except as set forth on Schedule 5.4, the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company.  Except as disclosed on Schedule 5.4, (i) there are no outstanding debt securities, or other form of material debt of the Purchaser or any of its subsidiaries, (ii) there are no contracts, commitments, understandings, agreements or arrangements under which the Purchaser or any of its subsidiaries is required to register the sale of any of their securities under the Securities Act, (iii) there are no outstanding securities of the Purchaser or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings, agreements or arrangements by which the Purchaser or any of its subsidiaries is or may become bound to redeem a security of the Purchaser or any of its subsidiaries, (iv) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the securities, (v) the Purchaser does not have any stock appreciation rights or “phantom stock” plans.   Any person with any right to purchase securities of the Purchaser that would be triggered as a result of the transactions contemplated hereby has waived such rights or the time for the exercise of such rights has passed, except where failure of the Purchaser to receive such waiver would not have a material adverse effect.  Except as set forth on Schedule 5.4, there are no options, warrants or other outstanding securities of the Company (including, without limitation, any equity securities issued pursuant to any plan) the vesting of which will be accelerated by the transactions contemplated hereby.  Except as set forth in Schedule 5.4, none of the transactions contemplated by this Agreement or by any of the other Transaction Documents shall cause, directly or indirectly, the acceleration of vesting of any options issued pursuant the Company’s stock option plans.

5.5           Commission Documents, Financial Statements.  The Common Stock of the Purchaser is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Purchaser has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities Exchange Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”).  At the times of their respective filings, the Form 10-QSB for the fiscal quarters ended, March 31, 2007 and June 30, 2007 (collectively, the “Form 10-QSB”) and the Form 10-KSB for the fiscal year ended December 31, 2006 (the “Form 10-KSB”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and the Form 10-QSB and Form 10-KSB did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Purchaser included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission.  Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Purchaser and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

5.6           No Material Adverse Change.  Since December 31, 2006, the Purchaser has not experienced or suffered any Material Adverse Effect, except as disclosed on Schedule 5.6 hereto or as disclosed in its Commission Documents.

5.7.           Compliance with Other Instruments.  Neither the execution and delivery by Purchaser of this Agreement nor the consummation by Purchaser of the transactions contemplated hereby will violate, breach, be in conflict with, or constitute a default under, or permit the termination or the acceleration of maturity of, or result in the imposition of any lien, claim or encumbrance upon any property or asset of Purchaser pursuant to, their respective certificates of incorporation or bylaws, or any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness, loan or lease agreement, other agreement or instrument, judgment, order, injunction or decree by which Purchaser is bound, to which either is a party, or to which their assets are subject.

5.8.           Consents.  No approval, authorization, consents, order or other action of, or filing with, any governmental authority or administrative agency is required in connection with the execution and delivery by the Purchaser of this Agreement on the consummation of the transactions contemplated hereby.  No approval, authorization or consent of any third party is required in connection with the execution and delivery by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby.

5.9.           Brokers and Finders. Purchaser has not engaged any person to act or render services as a broker, finder or similar capacity in connection with the transactions contemplated herein and no person has as a result of any agreement or action by Purchaser any right or valid claim against the Seller or any of the Seller's affiliates for any commission, fee or other compensation as a broker or finder, or in any similar capacity in connection with the transactions contemplated herein.

5.10.           No Implied Representations by Seller and the Limited Partnership. Notwithstanding anything to the contrary in this Agreement, it is the express understanding of the Purchaser that the Sellers are not making any representation or warranty whatsoever, express or implied, verbal or written, other than those representations and warranties expressly set forth in this Agreement.

6.   CERTAIN COVENANTS.

6.1.           Cooperation.  Each of the parties hereto shall, and shall cause each of its affiliates to, use its best efforts to:

(a) Obtain any approvals, authorizations and consents necessary to consummatethe transactions contemplated by this Agreement;

(b) As reasonably requested by the other, cooperate with and keep the otherinformed in connection with this Agreement and

(c) Take such actions as the other parties may reasonably request to consummatethe transactions contemplated by this Agreement and diligently attempt to satisfy, to theextent within its control, all conditions precedent to its obligations to close thetransactions contemplated by this Agreement.

6.2           Maintenance of Limited Partnership’s Business and Assets.  Between the date hereof and the Closing, the Limited Partnership shall not, except as otherwise contemplated herein:
(a) enter into any transaction other than in the ordinary course of business;

(b) permit any encumbrance, mortgage or pledge on any of the Purchased Assetsor
(c) dispose of any material Purchased Asset other than sales of inventory and replacement of equipment in the ordinary course of business.

6.4.           Strict Confidentiality.  From the date hereof until the Closing or until this Agreement is terminated or abandoned as provided in this Agreement, neither the General Partner nor any of the Limited Partners  shall directly or indirectly furnish any information that is not publicly available to, any corporation, partnership, person or other entity or group (other than Purchaser or its authorized representatives pursuant to this Agreement) concerning any proposal for a merger, sale of substantial assets, sale of shares of stock or securities or other takeover or business combination transaction (an "Acquisition Proposal") involving the Limited Partnership, and the General Partner will instruct its advisors, financial and legal representatives and consultants not to take any action contrary to the foregoing provisions of this sentence.  The General Partner will promptly notify Purchaser in writing if the General Partner becomes aware that any inquiries or proposals are received by, any information is requested from or any negotiations or discussions are sought to be initiated with, the Seller with respect to an Acquisition Proposal.

7.   INDEMNIFICATION.

7.1.           Indemnification of Purchaser.  Subject to the limitations set forth in Sections 7.3 and 7.4, each Seller, shall severally and not jointly, indemnify and hold Purchaser harmless from, against, for and in respect of (i) any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action and encumbrances (collectively "Damages") suffered, sustained, incurred or required to be paid by Purchaser, net of any resulting income tax benefits to Purchaser, because of the breach of any written representation, warranty, agreement or covenant of such Seller contained in this Agreement; and (ii) all reasonable costs and expenses (including, without limitation, attorneys' fees, interest and penalties) incurred by Purchaser in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 7.1.

7.2.           Indemnification of General Partner, Limited Partners.  Subject to the limitations set forth in Sections 7.3 and 7.4, Purchaser shall indemnify and hold the General Partner and the Limited Partners harmless from, against, for and in respect of: (i) any and all Damages incurred or required to be paid by the General Partner or any Limited Partner, net of any resulting income tax benefits to the General Partner or such Limited Partner due to the breach of any written representation, warranty, agreement or covenant of Purchaser contained in this Agreement; (ii)  any and all Damages arising out of a claim by any third party relating to the ownership or operation of the Limited Partnership after the Closing Date unless due to the intentional misconduct of the General Partner or such Limited Partner, as applicable; and (iii) all reasonable costs and expenses (including, without limitation, attorneys' fees, interest and penalties) incurred by the General Partner or such Limited Partner in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 7.2.

7.3.           Survival of Representations, Warranties and Covenants.  All representations, warranties, covenants and agreements made by any party to this Agreement or pursuant hereto shall be deemed to be material and to have been relied upon by the parties hereto, and shall survive for 12 months following the Closing Date (except that the representations in Sections 3.2, 4.3, 5.3 shall survive indefinitely and the representation set forth in Section 5.4 shall survive 24 months following the Closing).  Notice of any claim, whether made under the indemnification provisions hereof or otherwise, based on a breach of a representation, warranty, covenant or agreement must be given prior to the expiration of such representation, warranty, covenant or agreement; and any claim not made within such period shall be of no force or effect.  The representations and warranties hereunder shall not be affected or diminished by any investigation at any time by or on behalf of the party for whose benefit such representations and warranties were made.  All statements contained herein or in any certificate, exhibit, list or other document delivered pursuant hereto shall be deemed to be representations and warranties.

7.4.           General Rules Regarding Indemnification.  The obligations and liabilities of each indemnifying party hereunder with respect to claims resulting from the assertion of liability by the other party shall be subject to the following terms and conditions:

(a)  The indemnified party shall give prompt written notice (which in no event shall exceed 30 days from the date on which the indemnified party first became aware of such claim or assertion) to the indemnifying party of any claim which might give rise to a claim by the indemnified party against the indemnifying party based on the indemnity agreements contained in Sections 7.1 or 7.2 hereof, stating the nature and basis of said claims and the amounts thereof, to the extent known;

(b)  If any action, suit or proceeding is brought against the indemnified party with respect to which the indemnifying party may have liability under the indemnity agreements contained in Sections 7.1 or 7.2 hereof, the action, suit or proceeding shall, at the election of the indemnifying party, be defended (including all proceedings on appeal or for review which counsel for the indemnified party shall deem appropriate) by the indemnifying party.  The indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the indemnified party's own expense unless the employment of such counsel and the payment of such fees and expenses both shall have been specifically authorized in writing by the indemnifying party in connection with the defense of such action, suit or proceeding.  Notwithstanding the foregoing, (i) if there are defenses available to the indemnified party which are inconsistent with those available to the indemnifying party to such extent as to create a conflict of interest between the indemnifying party and the indemnified party, the indemnified party shall have the right to direct the defense of such action, suit or proceeding insofar as it relates to such inconsistent defenses, and the indemnifying party shall be responsible for the reasonable fees and expenses of the indemnified party's counsel insofar as they relate to such inconsistent defenses, and (ii) if such action, suit or proceeding involves or could have an effect on matters beyond the scope of the indemnity agreements contained in Sections 7.1 and 7.2 hereof, the indemnified party shall have the right to direct (at its own expense) the defense of such action, suit or proceeding insofar as it relates to such other matters.  The indemnified party shall be kept fully informed of such action, suit or proceeding at all stages thereof whether or not it is represented by separate counsel.

(c)  The indemnified party shall make available to the indemnifying party and its attorneys and accountants all books and records of the indemnified party relating to such proceedings or litigation and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

(d) The indemnified party shall not make any settlement of any claims without the written consent of the indemnifying party.

(e) In no event shall an indemnified party make a claim for indemnification hereunder until such party has incurred cumulative Damages of at least $10,000.

(f)  If any claims are made by third parties against an indemnified party for which an indemnifying party would be liable, and it appears likely that such claims might also be covered by the indemnified party's insurance policies, the indemnified party shall make a timely claim under such policies and to the extent that such party obtains any recovery from such insurance, such recovery shall be offset against any sums due from an indemnifying party (or shall be repaid by the indemnified party to the extent that an indemnifying party has already paid any such amounts).

7.5           Limitations.  The indemnity provided for in this Section 7 shall be the sole and exclusive remedy of Sellers or Purchaser, as the case may be, after the Closing for any inaccuracy of any representation or warranty of any Seller or Purchaser, respectively herein or any other breach of this Agreement, provided, however, that nothing herein shall limit in any way, any such party’s remedies in respect of fraud, intentional misrepresentations or omission or intentional misconduct by any other party in connection herewith or the transactions contemplated hereby.  The aggregate liability of any Seller for any claim by the Purchaser under this Section 7 shall not exceed such Seller’s pro rata share of the Purchase Price.

8.   TERMINATION.

This Agreement and the transactions contemplated hereby may be terminated at any time on or before the Closing Date:

(a)           by mutual consent of the Seller and Purchaser;

(b)           by Purchaser if there has been a material misrepresentation or breach of warranty in the representations and warranties of the General Partner or any Limited Partner set forth herein or if there has been any material failure on the part of the General Partner or any Limited Partner to comply with their respective obligations hereunder;

(c)           by the General Partner if there has been a material misrepresentation or breach of warranty in the representations and warranties of Purchaser set forth herein or if there has been any material failure on the part of Purchaser to comply with their respective obligations hereunder;

 (d)           by any Party to this Agreement, if the transactions contemplated by this Agreement have not been consummated by November 3, 2007, unless the parties otherwise agree or unless such failure of consummation is due to the failure of the terminating party to perform or observe the covenants and agreements hereof to be performed or observed by it at or before the Closing Date; and

 (e)           by any Party to this Agreement if the transactions contemplated hereby violate any order, decree or judgment of any court or governmental body or agency having competent jurisdiction.

In the event of the termination of this Agreement pursuant to this Article 7, this Agreement shall forthwith become null and void and of no further force or effect; provided, however, that the parties hereto shall remain liable for any breach of this Agreement prior to its termination.

9.  MISCELLANEOUS.

9.1.           Expenses.  Each of the Purchaser and the Seller’s shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, except that (i) all recordation, transfer and documentary taxes, fees and charges applicable to the transfer of the Limited Partnership Interests  and the Purchased Assets shall be paid by the Purchaser.

9.2.           Prorations.  Proration of the items described below between the Sellers and the Purchaser shall be effective as of 12:01 a.m., local time, on such date and shall occur as follows with respect to those rights, liabilities and obligations of the Seller transferred to and assumed by the Purchaser hereunder:

(a)   Liability for state and local taxes assessed on the Limited Partnership and/or the Purchased Assets payable with respect to the year 2007 shall be prorated as between the Sellers and the Purchaser on the basis of the number of days of the tax year elapsed to and including such date.

(b)  Prepaid items, deposits, credits and accruals such as rent, utilities, other service charges and rental and other payments under any Assumed Contracts shall be prorated between the Sellers and the Purchaser on the basis of the period of time to which such liabilities, prepaid items and accruals apply.

All prorations shall be made and paid insofar as feasible on the Closing Date; any prorations not made on such date shall be made as soon as practicable (not to exceed 90 days) thereafter.  The Purchaser and the Sellers agree to assume, pay and perform all costs, liabilities and expenses allocated to each of them pursuant to this Section 8.2.

9.3           Entire Agreement; Amendments.  This Agreement and the exhibits hereto contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings, oral or written, among the parties with respect to such transactions.  Section and other headings are for reference purposes only and shall not affect the interpretation or construction of this Agreement.  The parties hereto have not made any representation or warranty except as expressly set forth in this Agreement or in any certificate or schedule delivered pursuant hereto.  This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the General Partner, a majority of the holders of the Limited Partnership Interests and the Purchaser.

9.4.           Public Announcements.  No party to this Agreement shall issue any press release relating to, or otherwise publicly disclose, the transactions contemplated by this Agreement without the prior approval of the other parties. Notwithstanding the foregoing, any party may make such disclosure as may be required by law, provided the disclosing party obtains from the other party prior approval of the substance of the proposed disclosure, which approval may not be unreasonably withheld or delayed.

9.5.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

9.6.           Notices.  All notices, demands, requests or other communications that may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by a reputable overnight courier service or by hand delivery, addressed as follows:

                (i)  If to the General Partner or any the Limited Partner:

           LS Gas, LLC
    111 Presidential Boulevard, Suite 158
    Bala Cynwyd, PA 19004
    Attention:  Manager

                (ii) If to Purchaser:

           c/o ECCO Energy Corp.
           955 Dairy Ashford, Suite 206
           Houston, Texas 77079
           Attention: President

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or the affidavit of courier or messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

9.7.           Assignment; Successors and Assigns.  This Agreement may not be assigned by any of the parties hereto without the written consent of all the other parties.  Subject to the preceding sentence, this Agreement and the rights, interests and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

9.8.           Arbitration.  Any controversy or dispute among the parties arising in connection with this Agreement shall be submitted to a panel of three arbitrators and finally settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association.  Each of the disputing parties shall appoint one arbitrator, and these two arbitrators shall independently select a third arbitrator. Arbitration shall take place in Houston, Texas, or such other location as the arbitrators may select. The prevailing party in such arbitration shall be entitled to the award of all costs and attorneys' fees in connection with such action. Any award for monetary damages resulting from nonpayment of sums due hereunder shall bear interest from the date on which such sums were originally due and payable. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be.

9.9.           Waiver and Other Action.  This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties against which enforcement of the amendment, modification or supplement is sought.

9.10.           Severability.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance; and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

9.11.           Third-Party Beneficiaries.  This Agreement and the rights, obligations, duties and benefits hereunder are intended for the parties hereto, and no other person or entity shall have any rights, obligations, duties and benefits pursuant hereto.

9.12.           Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:

ECCO Energy Corp

By: ___________________________
Samuel M. Skipper, President

SELLERS:

GENERAL PARTNER:
LS GAS, LLC

By:____________________________
Manager

LIMITED PARTNERS:

_________________________________
EXHIBIT A

SELLERS:	PERCENTAGE
Class A Limited Partners:
Michael Marcus	8.999%
John Paul DeJoria	17.999%
William F. Miller, III	3.599%
Michael J. Garnick	10.798%
Rhodes Ventures Limited	3.599%
K. David Stevenson	7.199%
SG Private Banking Suisse S.A.	1.880%
Louisiana X Investors LLC	18.231%
LSP Exploration LLC	1.26%
Richard Genovese	1.880%
RMS Advisors, Inc.	1.350%
Timothy Tatum	.9%

Class B Limited Partners:
US Energy Investors, L.P.	21.597%

General Partner:
L S Gas, LLC	.87%

SCHEDULES

1.3a           Certificate of Designation of Series B Preferred Stock of ECCO Energy Corp.

3.3           Compliance with Other Instruments

3.4            Consents

3.5           Seller’s Financial Statements

3.6
State Lease number 17742, COB 964, as recorded in Cameron Parish, Louisiana under file No. 280443, together with all amendments thereto and all wells, well heads, piping, pipelines and equipment associated therewith.

3.7           Absence of Certain Changes

3.8           Undisclosed Liabilities

3.10           Litigation

3.11           Defaults

3.12           Governmental Licenses

5.4           Capitalization

5.6           Material Adverse Change